Exhibit 15.12

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

This is a digital representation of a DeGolyer and MacNaughton report.

This file is intended to be a manifestation of certain data in the subject report and as such are subject to the same conditions thereof. The information and data contained in this file may be subject to misinterpretation; therefore, the signed and bound copy of this report should be considered the only authoritative source of such information.

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

REPORT

as of

MARCH 31, 2021

on

RESERVES and REVENUE

of

CERTAIN FIELDS

in

INDIA

with interests attributable to

CAIRN OIL & GAS, DIVISION OF VEDANTA LIMITED

DEGOLYER AND MACNAUGHTON

TABLE of CONTENTS

Page

FOREWORD	1

Scope of Investigation	1
Authority	4
Source of Information	4

DEFINITION of RESERVES	5

ESTIMATION of RESERVES	10

VALUATION of RESERVES	13

Discussion of Fiscal Terms	14
RJ-ON-90/1 PSC (Rajasthan)	14
CB/OS-2 PSC (Cambay)	14
KG-ONN-2003/1 PSC (Nagayalanka)	15
PKGM-1 PSC (Ravva)	15

SUMMARY and CONCLUSIONS	17

TABLES
Table 1 – Working Interests and Contract Expiration Dates
Table 2 – Gross Proved Reserves
Table 3 – Net Proved Reserves
Table 4 – Reconciliation of Net Proved Reserves
Table 5 – Standardized Measure of Discounted Future Net Cash Flows and Changes therein relating to Proved Reserves
Table 6 – Summary of Net Reserves and Future Net Revenue
Table 7 – Projection of Proved Developed Reserves and Future Net Revenue, CB/OS-2 PSC
Table 8 – Projection of Total Proved Reserves and Future Net Revenue, CB/OS-2 PSC
Table 9 – Projection of Proved Developed Reserves and Future Net Revenue, KG-ONN-2003/1 PSC
Table 10 – Projection of Total Proved Reserves and Future Net Revenue, KG-ONN-2003/1 PSC
Table 11 – Projection of Proved Developed Reserves and Future Net Revenue, RJ-ON-90/1 PSC
Table 12 – Projection of Total Proved Reserves and Future Net Revenue, RJ-ON-90/1 PSC
Table 13 – Projection of Proved Developed Reserves and Future Net Revenue, PKGM-1 PSC
Table 14 – Projection of Total Proved Reserves and Future Net Revenue, PKGM-1 PSC

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

REPORT

as of

MARCH 31, 2021

on

RESERVES and REVENUE

of

CERTAIN FIELDS

in

INDIA

with interests attributable to

CAIRN OIL & GAS, DIVISION OF VEDANTA LIMITED

FOREWORD

Scope of Investigation

This report presents estimates, as of March 31, 2021, of the extent and value of the proved oil, condensate, and sales gas reserves of certain fields in India in which Cairn Oil & Gas, Division of Vedanta Limited (Cairn) has represented it holds an interest under the terms of various production sharing contracts (PSC) with the government of India (GOI). Table 1 presents a listing of the properties evaluated along with contract type, interest evaluated, and expiration of each license area.

Estimates of reserves presented in this report have been prepared in compliance with the regulations promulgated by the United States Securities and Exchange Commission (SEC). These reserves definitions are discussed in detail in the Definition of Reserves section of this report.

Reserves estimated in this report are expressed as gross reserves and net reserves. Gross reserves are defined as the total estimated petroleum remaining to be produced from these properties after March 31, 2021. Net reserves are defined as that portion of the gross reserves attributable to the interests held by Cairn after deducting all interests held by others.

DEGOLYER AND MACNAUGHTON	2

Certain properties in which Cairn has represented it holds an interest are subject to the terms of various PSCs. The terms of these agreements generally allow for working interest participants to be reimbursed for portions of capital costs and operating expenses and to share in the profits. The reimbursements and profit proceeds are converted to a barrel of oil equivalent or standard cubic foot of gas equivalent by dividing by product prices to estimate the “entitlement quantities.” These entitlement quantities are equivalent in principle to net reserves and are used to calculate an equivalent net share, termed an “entitlement interest.” In this report, Cairn’s net reserves or interest for certain properties subject to these agreements is the entitlement based on Cairn’s working interest. A detailed explanation of the terms of these agreements is included in the Valuation of Reserves section of this report.

The fields evaluated herein are located in the CB/OS-2 PSC (3 fields), the KG-ONN-2003/1 PSC (1 field), the RJ-ON-90/1 PSC (18 fields), and the PKGM-1 PSC (1 field).

The CB-X, Gauri, and Lakshmi fields are located in the CB/OS-2 PSC (Cambay), the Nagayalanka field is located in the KG-ONN-2003/1 PSC (Nagayalanka), the Aishwariya, Aishwariya Barmer Hill, Bhagyam, GS-V, Guda, Kaameshwari-1, Kaameshwari West-2, Mangala, N-E, N-I, Raagashwari Oil, Raagashwari Deep Gas, Saraswati, Saraswati-4 Basement, Shakti, and Tukarum fields are located in the RJ-ON-90/1 PSC (Rajasthan), and the Ravva field is located in the PKGM-1 PSC (Ravva).

The net entitlement interests for the properties evaluated in this report were calculated for each PSC and may change from year to year depending on changes to the estimated costs projected for each field, the timing of production, and price assumptions. Estimates of the entitlement interest for the total proved reserves for each PSC are as follows:

	Net Entitlement Interest
	Oil and	Sales
	Condensate	Gas
Contract Area	(percent)	(percent)

CB/OS-2 PSC	25.95	25.95
KG-ONN-2003/1 PSC	48.60	48.62
RJ-ON-90/1 PSC	46.70	46.64
PKGM-1 PSC	9.50	9.09

DEGOLYER AND MACNAUGHTON	3

This report presents values for proved reserves that were estimated using prices, expenses, and costs provided by Cairn. Future prices were estimated using guidelines established by the SEC and the Financial Accounting Standards Board (FASB). Prices, expenses, and costs were provided in Indian rupees (INR) or United States dollars (U.S.$). At the request of Cairn, an exchange rate of INR73.30 per U.S.$1.00 was used. All values were estimated in INR and U.S.$, and all prices, expenses, costs, and revenue shown in this report are expressed in INR and U.S.$. A detailed explanation of the future price, expense, and cost assumptions is included in the Valuation of Reserves section of this report.

Values for proved reserves in this report are expressed in terms of future gross revenue, future net revenue, and present worth. Future gross revenue is defined as that revenue which will accrue to the evaluated interests from the production and sale of the estimated net reserves. Future net revenue is calculated by deducting cash royalties, production taxes (termed “cess”), operating expenses, capital costs, and Indian income tax from future gross revenue. Operating expenses include field operating expenses, workover costs, compression costs, and all other direct costs specified by Cairn. Capital costs include such items as platforms, pipelines, wells, compressors, and abandonment fund payments. Abandonment costs are represented by Cairn to be inclusive of those costs associated with the removal of equipment, plugging of wells, and reclamation and restoration associated with the abandonment. Present worth is defined as future net revenue discounted at a specified arbitrary discount rate compounded monthly over the expected period of realization. Present worth should not be construed as fair market value because no consideration was given to additional factors that influence the prices at which properties are bought and sold. In this report, present worth values using a nominal discount rate of 10 percent are reported.

Estimates of reserves and revenue should be regarded only as estimates that may change as further production history and additional information become available. Not only are such estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

DEGOLYER AND MACNAUGHTON	4

Authority

This report was authorized by Mr. M. Suresh Kumar, Chief Reservoir Engineer, Cairn Oil & Gas, Division of Vedanta Limited.

Source of Information

Information used in the preparation of this report was obtained from Cairn. In the preparation of this report we have relied, without independent verification, upon information furnished by Cairn with respect to the property interests being evaluated, production from such properties, current costs of operation and development, current prices for production, agreements relating to current and future operations and sale of production, and various other information and data that were accepted as represented. A field examination was not considered necessary for the purposes of this report.

DEGOLYER AND MACNAUGHTON	5

DEFINITION of RESERVES

Petroleum reserves included in this report are classified as proved. Only proved reserves have been evaluated for this report. Reserves classifications used in this report are in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production-decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs consistent with the effective date of this report, including consideration of changes in existing prices provided only by contractual arrangements but not including escalations based upon future conditions. The petroleum reserves are classified as follows:

Proved oil and gas reserves – Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

DEGOLYER AND MACNAUGHTON	6

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves – Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

DEGOLYER AND MACNAUGHTON	7

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv) See also guidelines in paragraphs (iv) and (vi) of the definition of possible reserves.

Possible reserves – Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

DEGOLYER AND MACNAUGHTON	8

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (iii) of the proved oil and gas reserves definition, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

Developed oil and gas reserves – Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

DEGOLYER AND MACNAUGHTON	9

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves – Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in [section 210.4–10 (a) Definitions], or by other evidence using reliable technology establishing reasonable certainty.

The extent to which probable and possible reserves ultimately may be reclassified as proved reserves is dependent upon future drilling, testing, and well performance. The degree of risk to be applied in evaluating probable and possible reserves is influenced by economic and technological factors as well as the time element. No probable or possible reserves have been evaluated for this report.

DEGOLYER AND MACNAUGHTON	10

ESTIMATION of RESERVES

Estimates of reserves were prepared by the use of appropriate geologic, petroleum engineering, and evaluation principles and techniques that are in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the SEC and with practices generally recognized by the petroleum industry as presented in the publication of the Society of Petroleum Engineers entitled “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (revised June 2019) Approved by the SPE Board on 25 June 2019.” The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, stage of development, quality and completeness of basic data, and production history.

Based on the current stage of field development, production performance, the development plans provided by Cairn, and analyses of areas offsetting existing wells with test or production data, reserves were classified as proved developed or proved undeveloped.

The proved undeveloped reserves estimates were based on opportunities identified in the plan of development provided by Cairn.

Cairn has represented that its senior management is committed to the development plan provided by Cairn and that Cairn has the financial capability to execute the development plan, including the drilling and completion of wells and the installation of equipment and facilities.

The volumetric method was used to estimate the original oil in place (OOIP) and original gas in place (OGIP). Structure maps were prepared to delineate each reservoir, and isopach maps were constructed to estimate reservoir volume. Electrical logs, radioactivity logs, core analyses, and other available data were used to prepare these maps as well as to estimate representative values for porosity and water saturation. When adequate data were available and when circumstances justified, material-balance methods were used to estimate OOIP or OGIP.

DEGOLYER AND MACNAUGHTON	11

Estimates of ultimate recovery were obtained after applying recovery factors to OOIP and OGIP. These recovery factors were based on consideration of the type of energy inherent in the reservoirs, analyses of the petroleum, the structural positions of the properties, and the production histories. When applicable, material balance and other engineering methods were used to estimate recovery factors based on an analysis of reservoir performance, including production rate, reservoir pressure, and reservoir fluid properties.

For depletion-type reservoirs or those whose performance disclosed a reliable decline in producing-rate trends or other diagnostic characteristics, reserves were estimated by the application of appropriate decline curves or other performance relationships. In the analyses of production-decline curves, reserves were estimated only to the limits of economic production as defined in the Definition of Reserves section of this report or the expiration of the fiscal agreement, as appropriate.

In certain cases, reserves were estimated by incorporating elements of analogy with similar wells or reservoirs for which more complete data were available.

Data provided by Cairn from wells drilled through March 31, 2021, and made available for this evaluation were used to prepare the reserves estimates herein. These reserves estimates were based on consideration of production data through March 31, 2021. Cumulative production, as of March 31, 2021, was deducted from the estimated gross ultimate recovery to estimate gross reserves.

Oil and condensate reserves estimated herein are to be recovered by normal field separation and are expressed in millions of barrels (106bbl). In these estimates, 1 barrel equals 42 United States gallons. For reporting purposes, oil and condensate reserves have been estimated separately and are presented herein as a summed quantity.

Gas quantities estimated herein are expressed as sales gas. Sales gas is defined as the total gas to be produced from the reservoirs, measured at the point of delivery, after reduction for fuel usage, flare, and shrinkage resulting from field separation and processing. Gas reserves estimated herein are reported as sales gas. Gas quantities are expressed at a temperature base of 60 degrees Fahrenheit (°F) and at a pressure base of 14.7 pounds per square inch absolute (psia). Gas quantities included in this report are expressed in billions of cubic feet (109ft3).

DEGOLYER AND MACNAUGHTON	12

Gas quantities are identified by the type of reservoir from which the gas will be produced. Nonassociated gas is gas at initial reservoir conditions with no oil present in the reservoir. Associated gas is both gas-cap gas and solution gas. Gas-cap gas is gas at initial reservoir conditions and is in communication with an underlying oil zone. Solution gas is gas dissolved in oil at initial reservoir conditions. Gas quantities estimated herein include both associated and nonassociated gas.

At the request of Cairn, sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

Reserves estimated herein were forecast on a fiscal-year basis starting April 1 of each year and ending March 31 of the following calendar year.

Reserves were forecast to the expiration of each PSC. The expiration date for each PSC is as follows:

Contract Area	Expiration Date
CB/OS-2 PSC	June 29, 2023
KG-ONN-2003/1 PSC	September 24, 2031
RJ-ON-90/1 PSC	May 14, 2030
PKGM-1 PSC	October 27, 2029

The gross and net proved reserves evaluated herein are presented in Tables 2 and 3, respectively. A reconciliation of the net proved oil and condensate and sales gas reserves, as of March 31, 2021, is shown in Table 4.

The estimated gross and net proved developed, proved undeveloped, and total proved reserves, as of March 31, 2021, of the properties evaluated herein are summarized as follows, expressed in millions of barrels (106bbl) and billions of cubic feet (109ft3):

Proved Developed				Proved Undeveloped				Total Proved
Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)		Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)		Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)
Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net

223.551	98.964	221.829	98.751	10.046	5.337	22.455	11.020	233.597	104.301	244.284	109.771

DEGOLYER AND MACNAUGHTON	13

VALUATION of RESERVES

Revenue values in this report were estimated using initial prices, expenses, and costs provided by Cairn. Future prices were estimated using guidelines established by the SEC and the FASB. An exchange rate of INR73.30 per U.S.$1.00 was used based on representation from Cairn that it was the prevailing exchange rate on March 31, 2021. The following economic assumptions were used for estimating the revenue values reported herein:

Oil and Condensate Prices

Cairn has represented that the oil and condensate prices were based on a reference price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual agreements. All oil and condensate reserves estimated herein are sold under contractual agreements. Cairn supplied differentials to a Brent price of U.S.$41.09 per barrel and the prices were held constant thereafter. The volume-weighted average adjusted price attributable to the estimated proved reserves over the lives of the properties was U.S.$39.04 per barrel of oil and condensate.

Gas Prices

Cairn has represented that the gas prices are defined by contractual agreements based on specific market conditions. The volume-weighted average adjusted price attributable to the estimated proved reserves was U.S.$4.38 per thousand cubic feet of gas. The average contract prices for each contract area were held constant for the lives of the properties.

DEGOLYER AND MACNAUGHTON	14

Operating Expenses, Capital Costs, and Abandonment Costs

Estimates of future operating expenses, capital costs, and abandonment costs were based on information provided by Cairn. This information included historical costs as well as operating expense and capital cost estimates for future development. Estimates of future operating expenses and capital costs, either higher or lower than the Cairn development plan estimates, may have been made to conform to the respective reserves cases. Abandonment costs, which are those costs associated with the removal of equipment, plugging of wells, and reclamation and restoration associated with the abandonment, were provided by Cairn for each field or contract area and were included as capital costs through escrow payments over the life of the remaining reserves. As of March 31, 2021, Cairn has represented that no additional funding for abandonment costs is required for the CB/OS-2 PSC. Estimates of operating expenses, capital costs, and abandonment costs provided by Cairn have been considered in determining the economic viability of the undeveloped reserves estimated herein. No escalation of operating expenses, capital costs, or abandonment costs have been applied.

Discussion of Fiscal Terms

RJ-ON-90/1 PSC (Rajasthan)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor (Cairn and its partners) has the right to recover costs and share in the profit proceeds with the GOI. The Licensee, Oil and Natural Gas Corporation (ONGC), pays royalties of 20 percent on the wellhead value of oil and condensate sales and 10 percent on the wellhead value of gas sales. The Contractor is liable for a production tax (termed “cess”) of 20 percent ad valorem. Royalties and cess are considered allowable costs for cost recovery purposes. Profits are shared based on a sliding scale tied to the ratio of cumulative revenues divided by cumulative investments (exploration and development). Income taxes are assessable at statutory rates for domestic and foreign companies (Cairn’s interests are held by two entities: one domestic entity and one foreign entity).

CB/OS-2 PSC (Cambay)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs and share in the profit proceeds with the GOI. The Contractor is not responsible for royalties or cess under the terms of this contract and the same are payable by Licensee (ONGC). Profits are shared based on a sliding scale tied to the after-tax rate of return. Income taxes are assessable at statutory rates for domestic companies.

DEGOLYER AND MACNAUGHTON	15

KG-ONN-2003/1 PSC (Nagayalanka)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs with 95 percent of revenue limit and share in the profit proceeds with the GOI. The Contractor pays royalties of 12.5 percent ad valorem on the wellhead value of oil and condensate sales and 10 percent on the wellhead value of gas sales. Profits are shared based on a sliding scale tied to the ratio of cumulative revenues divided by cumulative investments (exploration and development). Income taxes are assessable at statutory rates for domestic companies.

PKGM-1 PSC (Ravva)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs and share in the profit proceeds with the GOI. Royalties were paid at a rate of INR481 per metric ton for oil and 10 percent ad valorem of the wellhead value for gas sales until October 2019 (in accordance with the terms of the original PSC). Royalties after October 2019 (in accordance with the terms of the PSC extension) are paid at a rate of 10 percent on the wellhead value for oil and gas sales. Cess rates were INR900 per metric ton of oil until October 2019 (in accordance with the terms of the original PSC). Cess rates after October 2019 are paid at a rate of 20 percent ad valorem on the wellhead value of oil sales (in accordance with the terms of the PSC extension). Royalties and cess payments are deducted before profit sharing. Profits are shared based on a sliding scale tied to the after-tax rate of return. Income taxes are assessable at statutory rates for domestic companies.

The estimated future net revenue and present worth discounted at a rate of 10 percent to be derived from the production and sale of the net proved developed and total proved reserves, as of March 31, 2021, of the properties evaluated using the guidelines established by the SEC are summarized as follows, expressed in millions of Indian rupees (106INR) and millions of United States dollars (106U.S.$):

Proved Developed		Total Proved		Proved Developed		Total Proved
Future Net Revenue (10[6]INR)	Present Worth at 10 Percent (10[6]INR)	Future Net Revenue (10[6]INR)	Present Worth at 10 Percent (10[6]INR)	Future Net Revenue (10[6]U.S.$)	Present Worth at 10 Percent (10[6]U.S.$)	Future Net Revenue (10[6]U.S.$)	Present Worth at 10 Percent (10[6]U.S.$)

57,384	38,839	58,722	39,145	783	530	801	534

DEGOLYER AND MACNAUGHTON	16

Standardized measure of discounted future net cash flows (SMV) and changes therein relating to proved reserves, as of March 31, 2021, are shown in Table 5. The SMV is the net present worth discounted at 10 percent. Table 6 presents a summary of net reserves and future net revenue. Tables 7 through 14 show the projection of proved developed and total proved reserves and future net revenue by PSC.

In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves of oil, condensate, and gas contained in this report has been prepared in accordance with Paragraphs 932-235-50-4, 932-235-50-6, 932-235-50-7, 932-235-50-9, 932-235-50-30, and 932-235- 50-31 of the Accounting Standards Update 932-235-50, Extractive Industries – Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures (January 2010) of the FASB and Rules 4–10(a) (1)–(32) of Regulation S–X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8)(i), (ii), and (v)–(x), and 1203(a) of Regulation S–K of the SEC; provided, however, the reserves and values are presented on a fiscal-year basis and not on a calendar-year basis. This report does not include certain disclosures required by Item 1202 (a)(8) of Regulation S–K and is thus not to be used for inclusion in certain SEC filings.

To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature, we, as engineers, are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

DEGOLYER AND MACNAUGHTON	17

SUMMARY and CONCLUSIONS

Cairn has represented that it holds an interest in certain properties located in India evaluated herein. The estimated net proved developed, proved undeveloped, and total proved reserves, as of March 31, 2021, of the properties evaluated herein are summarized as follows, expressed in millions of barrels (106bbl), billions of cubic feet (109ft3), and millions of barrels of oil equivalent (106boe):

	Net Reserves
	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3)	Oil Equivalent (10[6]boe)

Proved Developed	98.964	98.751	115.422
Proved Undeveloped	5.337	11.020	7.174

Total Proved	104.301	109.771	122.596

Note:	Sales gas resereves estimated herein were converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

The estimated present worth discounted at a rate of 10 percent attributable to Cairn’s interest in the proved developed and total proved reserves, as of March 31, 2021, of the properties evaluated using the guidelines established by the SEC is summarized as follows, expressed in millions of Indian rupees (106INR) and millions of United States dollars (106U.S.$):

	Present Worth at 10 Percent (10[6]INR)	Present Worth at 10 Percent (10[6]U.S.$)
Proved Developed	38,839	530
Total Proved	39,145	534

While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware of any such governmental actions which would restrict the recovery of the March 31, 2021, estimated reserves.

DEGOLYER AND MACNAUGHTON	18

DeGolyer and MacNaughton is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1936. Our fees were not contingent on the results of our evaluation. This report has been prepared at the request of Cairn. DeGolyer and MacNaughton has used all assumptions, procedures, data, and methods that it considers necessary to prepare this report.

Submitted,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

SIGNED: April 20, 2021

/s/ Thomas C. Pence, P.E.
Thomas C. Pence, P.E.
Senior Vice President
DeGolyer and MacNaughton

TABLE 1 WORKING INTERESTS and CONTRACT EXPIRATION DATES as of MARCH 31, 2021 for CERTAIN AREAS in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

Country Area	Fiscal Regime	Working Interest (%)	Expiration Dates

India
CB/OS-2 PSC	PSC	40.0	June 29, 2023
KG-ONN-2003/1 PSC	PSC	49.0	September 24, 2031
RJ-ON-90/1PSC	PSC	70.0	May 14, 2030
PKGM-1 PSC	PSC	22.5	October 27, 2029

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 2 GROSS PROVED RESERVES as of MARCH 31, 2021 for CERTAIN FIELDS in INDIA

	Gross Reserves
	Proved Developed			Proved Undeveloped			Total Proved
Area Field	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3 )	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3 )	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3 )	Oil Equivalent (10[6] boe)
CB/OS-2 PSC
CB-X	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Gauri	1.050	0.784	1.181	0.000	0.000	0.000	1.050	0.784	1.181
Lakshmi	4.233	5.732	5.188	0.000	0.000	0.000	4.233	5.732	5.188

Total CB/OS-2 PSC	5.283	6.516	6.369	0.000	0.000	0.000	5.283	6.516	6.369

KG-ONN-2003/1 PSC
Nagayalanka	1.638	2.534	2.060	0.000	0.000	0.000	1.638	2.534	2.060

RJ-ON-90/1 PSC
Aishwariya	24.456	0.000	24.456	0.000	0.000	0.000	24.456	0.000	24.456
Aishwariya Barmer Hill	19.631	0.000	19.631	3.294	0.000	3.294	22.925	0.000	22.925
Bhagyam	28.772	0.000	28.772	0.000	0.000	0.000	28.772	0.000	28.772
GS-V	0.000	0.000	0.000	0.086	0.000	0.086	0.086	0.000	0.086
Guda	0.271	0.000	0.271	0.000	0.000	0.000	0.271	0.000	0.271
Kaameshwari-1	0.000	0.000	0.000	0.555	0.000	0.555	0.555	0.000	0.555
Kaameshwari West-2	0.139	0.000	0.139	0.000	0.000	0.000	0.139	0.000	0.139
Mangala	121.923	0.000	121.923	1.192	0.000	1.192	123.115	0.000	123.115
N-E	0.868	0.000	0.868	0.000	0.000	0.000	0.868	0.000	0.868
N-I	1.020	0.000	1.020	0.000	0.000	0.000	1.020	0.000	1.020
NL	0.000	0.000	0.000	1.113	0.000	1.113	1.113	0.000	1.113
Raageshwari Deep Gas	8.539	205.170	42.734	0.910	22.455	4.653	9.449	227.625	47.387
Raageshwari Oil	0.517	0.000	0.517	1.213	0.000	1.213	1.730	0.000	1.730
Raageshwari South-1	0.000	0.000	0.000	0.315	0.000	0.315	0.315	0.000	0.315
Saraswati	0.419	0.000	0.419	0.000	0.000	0.000	0.419	0.000	0.419
Saraswati-4 Basement	0.082	0.000	0.082	0.000	0.000	0.000	0.082	0.000	0.082
Shakti	0.000	0.000	0.000	0.248	0.000	0.248	0.248	0.000	0.248
Tukaram	0.000	0.000	0.000	1.120	0.000	1.120	1.120	0.000	1.120

Total RJ-ON-90/1 PSC	206.637	205.170	240.832	10.046	22.455	13.789	216.683	227.625	254.621

PKGM-1 PSC
Ravva	9.993	7.609	11.261	0.000	0.000	0.000	9.993	7.609	11.261

Grand Total	223.551	221.829	260.522	10.046	22.455	13.789	233.597	244.284	274.311

Note:	Sales gas is converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 3 NET PROVED RESERVES as of MARCH 31, 2021 for CERTAIN AREAS in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Net Reserves
	Proved Developed			Proved Undeveloped			Total Proved
Area	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3 )	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3 )	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3 )	Oil Equivalent (10[6] boe)

CB/OS-2 PSC	1.371	1.691	1.653	0.000	0.000	0.000	1.371	1.691	1.653
KG-ONN-2003/1 PSC	0.796	1.232	1.001	0.000	0.000	0.000	0.796	1.232	1.001
RJ-ON-90/1 PSC	95.848	95.136	111.704	5.337	11.020	7.174	101.185	106.156	118.878
PKGM-1 PSC	0.949	0.692	1.064	0.000	0.000	0.000	0.949	0.692	1.064

Total	98.964	98.751	115.422	5.337	11.020	7.174	104.301	109.771	122.596

Note:	Sales gas is converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 4 RECONCILIATION of NET PROVED RESERVES as of MARCH 31, 2021 for CERTAIN AREAS in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and	Sales	Oil
	Condensate	Gas	Equivalent
Proved Developed and Undeveloped	(10[6] bbl)	(10[9] ft3 )	(10[6] boe)

Reserves as of March 31, 2020	104.044	119.024	123.882

Revisions	21.474	9.205	23.007
Improved Recovery	0.000	0.000	0.000
Purchases or (Sales) of Minerals in Place	0.000	0.000	0.000
Extensions and Discoveries	0.667	0.000	0.667
Annual Production	(21.884)	(18.458)	(24.960)

Proved Developed and Undeveloped Reserves as of March 31, 2021	104.301	109.771	122.596

Proved Developed Reserves
March 31, 2020	91.490	100.451	108.233
March 31, 2021	98.964	98.751	115.422

Note:	Sales gas is converted to oil equivalent using a factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

TABLE 5

STANDARDIZED MEASURE of DISCOUNTED FUTURE NET CASH FLOWS and

CHANGES THEREIN relating to PROVED RESERVES

as of

MARCH 31, 2021

for

CERTAIN AREAS

in

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Total Proved (10[6] INR)	Total Proved (10[6] U.S.$)
Future cash inflows	333,722	4,553
Future production costs	232,675	3,174
Future development costs	31,722	433
Future income tax expenses	10,603	145
Future net cash flows	58,722	801
10% annual discount for estimated timing of cash flows	(19,577)	(267)
Standardized measure of discounted future net cash flows	39,145	534

The following are the principal sources of change in the standardized measure of discounted future net cash flows during Fiscal Year 2019:

Standardized Measure March 31, 2020	86,705	1,159
Sales and transfers of oil and gas produced, net of production costs	(35,349)	(482)
Net changes in prices and production costs	(58,612)	(777)
Extensions, discoveries and improved recovery	354	5
Development costs incurred during the period	8,720	119
Revisions of previous quantity estimates	12,944	177
Change in estimated development costs	(13,021)	(178)
Purchase or (Sales) of Minerals in Place	0	0
Accretion of discount	13,026	178
Net change in income taxes	24,378	333

Standardized Measure March 31, 2021	39,145	534

Notes:

1.	Indian Rupees (INR) were converted to United States dollars (U.S.$) using an exchange rate of INR73.30 per U.S.$1.00.
2.	For FY2020, an exchange rate of INR74.81 per U.S.$1.00 was used.

TABLE 6 SUMMARY of NET RESERVES and FUTURE NET REVENUE as of MARCH 31, 2021 for CERTAIN PROPERTIES in INDIA with interests held by CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Net Reserves		Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Reserves Category	Oil (10[6] bbl)	Sales Gas (10[9] ft3 )	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

Proved Developed	98.964	98.751	314,896	70,209	155,115	22,546	9,642	57,384	38,839
Proved Undeveloped	5.337	11.020	18,826	3,394	3,957	9,176	961	1,338	306

Total Proved	104.301	109.771	333,722	73,603	159,072	31,722	10,603	58,722	39,145

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 7

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET

REVENUE

as of

MARCH 31, 2021

for

CERTAIN FIELDS

located in the

CB/OS-2 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6] bbl)	Net (10[6] bbl)	Gross (10[9] ft3 )	Net (10[9] ft3 )	Oil Price (INR/bbl)	Gas Price (INR/10[3] ft3 )	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	2.796	0.716	3.306	0.846	2,861.63	366.50	2,358	0	751	122	496	989	938
2022	2.074	0.545	2.741	0.720	2,861.63	366.50	1,824	0	680	59	351	734	571
2023	0.413	0.110	0.469	0.125	2,861.63	366.50	360	0	137	15	6	202	142
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	5.283	1.371	6.516	1.691			4,542	0	1,568	196	853	1,925	1,651

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 8

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2021

for

CERTAIN FIELDS

located in the

CB/OS-2 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6] bbl)	Net (10[6] bbl)	Gross (10[9] ft3 )	Net (10[9] ft3 )	Oil Price (INR/bbl)	Gas Price (INR/10[3] ft3 )	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	2.796	0.716	3.306	0.846	2,861.63	366.50	2,358	0	751	122	496	989	938
2022	2.074	0.545	2.741	0.720	2,861.63	366.50	1,824	0	680	59	351	734	571
2023	0.413	0.110	0.469	0.125	2,861.63	366.50	360	0	137	15	6	202	142
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	5.283	1.371	6.516	1.691			4,542	0	1,568	196	853	1,925	1,651

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 9

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET

REVENUE

as of

MARCH 31, 2021

for the

NAGAYALANKA FIELD

located in the

KG-ONN-2003/1 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6] bbl)	Net (10[6] bbl)	Gross (10[9] ft3 )	Net (10[9] ft3 )	Oil Price (INR/bbl)	Gas Price (INR/10[3] ft3 )	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	0.344	0.167	0.454	0.221	2,830.85	161.26	509	59	180	53	0	217	206
2022	0.266	0.129	0.367	0.178	2,830.85	161.26	395	46	151	48	0	150	129
2023	0.212	0.103	0.306	0.149	2,830.85	161.26	316	36	124	32	0	124	96
2024	0.174	0.085	0.264	0.128	2,830.85	161.26	260	30	105	30	0	95	67
2025	0.145	0.071	0.231	0.112	2,830.85	161.26	218	25	92	28	0	73	47
2026	0.122	0.059	0.202	0.098	2,830.85	161.26	184	21	81	26	0	56	32
2027	0.105	0.051	0.182	0.089	2,830.85	161.26	159	18	73	25	0	43	22
2028	0.091	0.044	0.168	0.082	2,830.85	161.26	138	16	66	24	0	32	15
2029	0.078	0.038	0.151	0.073	2,830.85	161.26	119	14	60	23	0	22	10
2030	0.070	0.034	0.143	0.070	2,830.85	161.26	108	12	55	23	0	18	7
2031	0.031	0.015	0.066	0.032	2,830.85	161.26	48	6	25	11	0	6	2
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	1.638	0.796	2.534	1.232			2,454	283	1,012	323	0	836	633

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 10

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2021

for the

NAGAYALANKA FIELD

located in the

KG-ONN-2003/1 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	0.344	0.167	0.454	0.221	2,830.85	161.26	509	59	180	53	0	217	206
2022	0.266	0.129	0.367	0.178	2,830.85	161.26	395	46	151	48	0	150	129
2023	0.212	0.103	0.306	0.149	2,830.85	161.26	316	36	124	32	0	124	96
2024	0.174	0.085	0.264	0.128	2,830.85	161.26	260	30	105	30	0	95	67
2025	0.145	0.071	0.231	0.112	2,830.85	161.26	218	25	92	28	0	73	47
2026	0.122	0.059	0.202	0.098	2,830.85	161.26	184	21	81	26	0	56	32
2027	0.105	0.051	0.182	0.089	2,830.85	161.26	159	18	73	25	0	43	22
2028	0.091	0.044	0.168	0.082	2,830.85	161.26	138	16	66	24	0	32	15
2029	0.078	0.038	0.151	0.073	2,830.85	161.26	119	14	60	23	0	22	10
2030	0.070	0.034	0.143	0.070	2,830.85	161.26	108	12	55	23	0	18	7
2031	0.031	0.015	0.066	0.032	2,830.85	161.26	48	6	25	11	0	6	2
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	1.638	0.796	2.534	1.232			2,454	283	1,012	323	0	836	633

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 11

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2021

for

CERTAIN FIELDS

located in the

RJ-ON-90/1 PSC

RAJASTHAN STATE, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6] bbl)	Net (10[6]bbl)	Gross (10[9] ft3 )	Net (10[9]ft3 )	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	39.872	18.072	40.197	18.219	2,861.63	322.52	57,592	13,474	23,517	6,655	2,738	11,208	9,616
2022	33.213	15.402	33.928	15.734	2,861.63	322.52	49,150	11,223	21,290	6,440	1,686	8,511	6,611
2023	27.886	12.379	27.601	12.253	2,861.63	322.52	39,376	9,423	18,464	1,788	1,333	8,368	5,883
2024	23.467	10.583	23.083	10.410	2,861.63	322.52	33,642	7,930	16,381	1,520	963	6,848	4,359
2025	20.190	9.269	19.832	9.104	2,861.63	322.52	29,460	6,823	14,939	1,321	717	5,660	3,261
2026	17.645	8.234	17.348	8.095	2,861.63	322.52	26,172	5,963	13,753	1,162	559	4,735	2,469
2027	15.666	7.457	15.432	7.346	2,861.63	322.52	23,708	5,294	12,982	1,040	433	3,959	1,869
2028	14.292	7.066	13.808	6.827	2,861.63	322.52	22,422	4,830	13,190	955	255	3,192	1,364
2029	12.939	6.639	12.511	6.420	2,861.63	322.52	21,069	4,372	14,381	870	0	1,446	560
2030	1.467	0.747	1.430	0.728	2,861.63	322.52	2,372	496	1,731	99	0	46	16
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	206.637	95.848	205.170	95.136			304,963	69,828	150,628	21,850	8,684	53,973	36,008

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 12

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2021

for

CERTAIN FIELDS

located in the

RJ-ON-90/1 PSC

RAJASTHAN STATE, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6] bbl)	Net (10[6]bbl)	Gross (10[9] ft3 )	Net (10[9]ft3 )	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	41.431	19.946	40.472	19.484	2,861.63	322.52	63,362	14,000	24,040	13,318	2,613	9,391	8,058
2022	35.155	16.460	39.823	18.646	2,861.63	322.52	53,117	11,880	22,110	8,495	1,939	8,693	6,751
2023	29.868	13.113	32.888	14.439	2,861.63	322.52	42,180	10,093	19,271	1,969	1,650	9,197	6,466
2024	24.837	11.085	26.588	11.867	2,861.63	322.52	35,549	8,393	16,925	1,625	1,161	7,445	4,738
2025	21.191	9.635	22.287	10.133	2,861.63	322.52	30,839	7,161	15,338	1,387	845	6,108	3,519
2026	18.404	8.511	19.135	8.849	2,861.63	322.52	27,209	6,219	14,058	1,206	646	5,080	2,649
2027	16.250	7.669	16.770	7.915	2,861.63	322.52	24,499	5,491	13,215	1,069	493	4,231	1,998
2028	14.754	7.232	14.833	7.271	2,861.63	322.52	23,041	4,986	13,373	974	298	3,410	1,457
2029	13.294	6.779	13.321	6.793	2,861.63	322.52	21,589	4,492	14,513	883	0	1,701	658
2030	1.499	0.755	1.508	0.759	2,861.63	322.52	2,404	507	1,742	100	0	55	20
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	216.683	101.185	227.625	106.156			323,789	73,222	154,585	31,026	9,645	55,311	36,314

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 13

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2021

for the

RAVVA FIELD

located in the

PKGM-1 PSC

BAY OF BENGAL, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	3.906	0.318	3.916	0.319	2,861.63	322.52	1,012	49	570	23	79	291	275
2022	2.203	0.193	1.577	0.138	2,861.63	322.52	598	49	368	23	17	141	120
2023	1.358	0.132	0.865	0.084	2,861.63	322.52	406	0	278	20	9	99	77
2024	0.882	0.101	0.506	0.058	2,861.63	322.52	307	0	237	20	0	50	35
2025	0.595	0.071	0.305	0.036	2,861.63	322.52	214	0	164	20	0	30	19
2026	0.416	0.051	0.194	0.024	2,861.63	322.52	153	0	115	20	0	18	11
2027	0.302	0.038	0.125	0.016	2,861.63	322.52	115	0	83	20	0	12	6
2028	0.216	0.029	0.079	0.011	2,861.63	322.52	86	0	60	20	0	6	3
2029	0.115	0.016	0.042	0.006	2,861.63	322.52	46	0	32	11	0	3	1
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	9.993	0.949	7.609	0.692			2,937	98	1,907	177	105	650	547

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.

TABLE 14

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2021

for the

RAVVA FIELD

located in the

PKGM-1 PSC

BAY OF BENGAL, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

							Future						Present
	Oil and Condensate		Sales Gas				Gross	Royalty	Operating	Capital	Income	Future Net	Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2021	3.906	0.318	3.916	0.319	2,861.63	322.52	1,012	49	570	23	79	291	275
2022	2.203	0.193	1.577	0.138	2,861.63	322.52	598	49	368	23	17	141	120
2023	1.358	0.132	0.865	0.084	2,861.63	322.52	406	0	278	20	9	99	77
2024	0.882	0.101	0.506	0.058	2,861.63	322.52	307	0	237	20	0	50	35
2025	0.595	0.071	0.305	0.036	2,861.63	322.52	214	0	164	20	0	30	19
2026	0.416	0.051	0.194	0.024	2,861.63	322.52	153	0	115	20	0	18	11
2027	0.302	0.038	0.125	0.016	2,861.63	322.52	115	0	83	20	0	12	6
2028	0.216	0.029	0.079	0.011	2,861.63	322.52	86	0	60	20	0	6	3
2029	0.115	0.016	0.042	0.006	2,861.63	322.52	46	0	32	11	0	3	1
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	9.993	0.949	7.609	0.692			2,937	98	1,907	177	105	650	547

Note:	Capital costs include abandonment.

These data accompany the report of DeGolyer and MacNaughton and are subject to its specific conditions.